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                                                               EXHIBIT 11 (a)


                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
The ARCH Fund, Inc.:

We consent to the use of our report dated January 23, 1998 relating to the Arrow Equity Portfolio, included herein and to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" in the
Statement of Additional Information.


                                                     /s/KPMG Peat Marwick LLP
                                                     ------------------------


Columbus, Ohio
January 29, 1998